                               POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James C. Wagner, Fred H. Eller, and Stacey Tate and each of them, and substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign this 10-K Report, and any and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                        ENTERBANK HOLDINGS, INC.

By:                          By:                          By:
  -----------------------       -----------------------       -----------------
  James C. Wagner               Fred H. Eller                 Stacey Tate
  Chief Financial Officer       Chief Executive Officer       Controller


      Pursuant to the requirements of the Securities Act of 1934, this 10-K Report has been signed by the following persons on behalf of the registrant and in the capacities on the dates indicated.

SIGNATURES                             TITLE                              DATE
----------                             -----                              ----

/s/ Fred H. Eller
----------------------------------     Chief Executive Officer            March 18, 1998
Fred H. Eller                          and Director


/s/ Ronald E. Henges
----------------------------------     Chairman of the Board              March 18, 1998
Ronald E. Henges                       of Directors


/s/ Kevin C. Eichner
----------------------------------     Vice Chairman of the               March 18, 1998
Kevin C. Eichner                       Board of Directors


/s/ Paul R. Cahn
----------------------------------     Director                           March 18, 1998
Paul R. Cahn


/s/ Birch M. Mullins
----------------------------------     Director                           March 18, 1998
Birch M. Mullins


/s/ Robert E. Saur
----------------------------------     Director                           March 18, 1998
Robert E. Saur


/s/ James A. Williams
----------------------------------     Director                           March 18, 1998
James A. Williams


/s/ Henry D. Warshaw
----------------------------------     Director                           March 18, 1998
Henry D. Warshaw




/s/ James L. Wilhite
----------------------------------     Director                           March 18, 1998
James L. Wilhite


/s/ Ted C. Wetterau
----------------------------------     Director                           March 18, 1998
Ted C. Wetterau


/s/ Randall D. Humphreys
----------------------------------     Director                           March 18, 1998
Randall D. Humphreys


/s/ James C. Wagner
----------------------------------     Chief Financial Officer,           March 18, 1998
James C. Wagner                        Treasurer, Vice President